United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

January 30, 2009
(Date of Report)

Madero, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	333-143845 (Commission File Number)	20-8658254 (IRS Employer Number)

143 Rowayton Ave Rowayton, CT (Address of principal executive offices)	06853 Zip Code

(203) 354-6510 (Registrant’s telephone number, including area code)
591 Broadway, 5th Floor New York, New York 10012 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Directors

Effective January 30, 2009, the following three individuals were appointed to serve as members of the Board of Directors of the Registrant to hold office until his successor is elected at an annual or a special meeting of the stockholders of the Registrant: Leatham Stern, Jason Irwin, and Mark Lapresle;
Leatham Stern was named Chairman of the Board of Directors.

Executive Officers

Resignation of Richard Jenkins  as Chief Executive Officer, President, Chief Financial Officer, and Secretary

Richard Jenkins tendered his resignation as the Chief Executive Officer, President, Chief Financial Officer, and Secretary of the Registrant effective January 30, 2009.  Mr. Jenkins shall remain a member of the Board of Directors of the Registrant.  This resignation is not due to any disagreements between the Mr. Jenkins and the Registrant in any respects.

Appointment of Jason Irwin as Chief Executive Officer, President, Chief Financial Officer, and Secretary

Effective January 30, 2009 Jason Irwin, age 36, was elected to serve as the Registrant’s President, Chief Executive Officer, Chief Financial Officer, and Secretary.  Since July 2008 Mr. Irwin has been the Finance Director for Media Power USA Inc.  From 2006 to 2008, he was the owner of Jason W. Irwin Consultants, a financial consulting firm, providing accounting and financial advice.  From 2003 through 2006 Mr. Irwin was the Finance Director at GoSmile, Inc. in charge of the accounting department.

       Dr. Irwin is not a director with any other reporting company(s) in the United States. There are no family relationships between Dr. Irwin and the directors, executive officers, or persons nominated or chosen by the Registrant to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Registrant was or is to be a party, in which Dr. Irwin (or any member of her immediate family) had or is to have a direct or indirect material interest.

      Dr. Irwin has not, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). Dr. Irwin has not, during the last five years, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws. Dr. Irwin has not, during the last five years, been a party of any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Item 8.01 Other Events

Effective January 30, 2009 Ivan Kozhuharov was appointed Chief Technology Officer of the Registrant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2009	MADERO, INC.

/s/ Jason Irwin

Jason Irwin President